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                                                                   EXHIBIT 10.26

                                REAL ESTATE NOTE
$600,000.00                    Fort Worth, Texas                   July 25,1994

     FOR VALUE RECEIVED, I, we or either of us, promise to pay to the order of LLOYD SMOOT, JR., at 4614 O'Conner Court, Irving, Texas 75223, Dallas County, Texas, or such other place as the holder hereof may from time to time designate in writing, the sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000.00), in lawful money of the United States, with interest thereon from date at the rate of Eight per cent (8.00%) per annum, payable as hereinafter stipulated.

     The principal of this Note shall be due and payable in 12 semi-annual installments of $50,000.00 each, plus accrued interest to date of payment, the first such installment being due and payable on the 25th day of January, 1995, and one installment due and payable on the 25th day of July, 1995, and on each subsequent January and July of each succeeding year thereafter until July 25, 2000, when the entire balance of principal, together with all accrued unpaid interest thereon, shall be due and payable.

     Maker(s) hereof shall have the privilege of paying all or any part of this Note on or before its maturity without penalty.

     The principal of this Note after maturity and all past due interest shall bear interest until paid at that rate that shall be ten per cent (10%) per annum in excess of the rate above stated, or the maximum permissible by law, whichever is the lesser.

     Default in the payment of any part of the principal or interest, when due, or failure to comply with any of the agreements and conditions in the instrument given to secure this Note shall, at the option of the holder hereof, mature the whole of this Note, upon twenty days written notice.

     In the event this Note is placed into the hands of an attorney for collection, or if collected through Probate or Bankruptcy proceedings, then an additional fifteen per cent (15%) on the amount of principal and interest then owing hereon, shall be added to the same as attorney's fees.

     To the extent permitted by law, the makers and all endorsers, sureties and guarantors of this Note hereby severally waive notice of intention to accelerate, notice of acceleration, presentment for payment, notice of nonpayment, protest and diligence in bringing suit, against any party hereto, and consent to any renewal, extension, or rearrangement, or other indulgence with respect to this Note at any time without notice to any of them.

     It is the intent of Maker and Payee in the making of the Loan to contract in strict compliance with applicable usury law. In furtherance thereof, Maker and Payee stipulate and agree that none of the terms and provisions contained herein, or in any instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money or to pay interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither the Maker nor any guarantors, endorsers or other parties now or thereafter becoming liable for payment of the Loan shall ever be required to pay interest thereon at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this Note or any other instruments now or hereafter executed in connection herewith may be in apparent conflict herewith shall be deemed inoperative. If the maturity of the Loan shall be accelerated for any reason or if the principal of the Loan is paid prior to the end of the term thereof, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, the holder of the Loan shall refund to Maker the amount of such excess or shall credit the amount of such excess against the principal balance of the Loan then outstanding. In the event that Payee or any other holder of the Loan shall collect monies which are deemed to constitute interest in an amount sufficient to increase the effective interest rate on the Loan to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the Payee, be immediately returned to the Maker or credited against the principal balance of the Loan then outstanding. The term "applicable law" as used herein shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.



Real Estate Note, Page 1
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     The payment of this Note is secured by the Vendor's Lion retained in
Warranty Deed of even date herewith executed and delivered by LLOYD SMOOT, JR, to the undersigned, and is further secured by a Deed of Trust of even date herewith executed and delivered by the undersigned to STEVEN S. McGILVRA, Trustee, conveying real estate situated in Dallas County, State of Texas, and being described as follows, to-wit:

     BEING a tract of land situated in the THOMAS LAGOW SURVEY, ABSTRACT NO. 759, Dallas County, also being all of LOTS 1-22, BLOCK 5/2650, LOTS 1-22, BLOCK 6/2651, of MONT CLAIR ADDITION, SECOND REVISED, an Addition to the City of Dallas according to the Plat thereof recorded in Volume 4, Page 67, Map Records, Dallas County, Texas, a 12 foot alley lying in Block 6/2651 which was abandoned to Lloyd Smoot on February 24, 1958 by Ordinance No. 7569, and the East 25 feet of Owenwood Avenue which was abandoned to Lloyd Smoot on February 24, 1958 by Ordinance No. 7569, and being more particularly described in above referenced Deed and Deed of Trust.



ATTEST:                                               SOUTHERN FOODS GROUP, INC.



/s/                                                   By:/s/
------------------                                       -----------------------
         Secretary                                                     President


Address:
3114 South Haskell
Dallas, Texas 75223

Tel.No.




Real Estate Note, Page 2